                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                            _____________________

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         EQUITY OFFICE PROPERTIES TRUST
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                Maryland                                       36-4151656
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    (State of Incorporation or Organization)               (I.R.S. Employer
                                                          Identification Number)


Two North Riverside Plaza, Suite 2200, Chicago, Illinois        60606
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     (Address of Principal Executive offices)                (Zip Code)


        If this form relates to the                                If this form relates to the
        registration of a class of securities                      registration of a class of securities
        pursuant to Section 12(b) of the                           pursuant to Section 12(g) of the
        Exchange Act and is effective                              Exchange Act and is effective
        pursuant to General Instruction                            pursuant to General Instruction
        A. (c), please check the following                         A. (d), please check the following
        box. [X]                                                   box. [ ]



Securities Act registration statement file number to which this form relates: 333-51597
         ------------------
          (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


        Series C Cumulative Redeemable Preferred
        Shares of Beneficial Interest


Securities to be registered pursuant to Section 12(g) of the Act:

        (none)
--------------------------------------------------------------------------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by Item 1 is set forth under the caption "Series C Preferred Shares" in the Prospectus contained in the Registrant's Registration Statement (the "Registration Statement") on Form S-11 (File No. 333-51597), which description is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

        Copies of all constituent instruments defining the rights of the holders of the Series C Cumulative Redeemable Preferred Shares of Beneficial Interest have been filed (or incorporated by reference therein) as exhibits with the Registration Statement.

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                                  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        EQUITY OFFICE PROPERTIES TRUST
                                        ----------------------------------
                                                    (Registrant)


Date May 29, 1998
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                                       By:  /s/ Stanley M. Stevens
                                           -----------------------------------
                                           Stanley M. Stevens
                                           Executive Vice President, Chief
                                           Legal Counsel and Secretary












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